                                                                    Exhibit 99.1

                         CALIFORNIA INDEPENDENT BANCORP
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                               FOR THE YEARS ENDED

                        DECEMBER 31, 2003, 2002 AND 2001

                                       AND

                          INDEPENDENT AUDITOR'S REPORT

                                                                 PERRY-SMITH LLP

[PS LOGO]

                          INDEPENDENT AUDITOR'S REPORT

The Shareholders
  and Board of Directors
California Independent Bancorp
  and Subsidiaries

         We have audited the accompanying consolidated balance sheet of California Independent Bancorp and Subsidiaries (the "Company") as of December 31, 2003 and 2002 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The consolidated financial statements of the Company as of December 31, 2001 and for the year then ended were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion, before restatement, on those financial statements in their report dated February 14, 2002.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of California Independent Bancorp and Subsidiaries as of December 31, 2003 and 2002 and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

         As discussed above, the consolidated financial statements of California Independent Bancorp and Subsidiaries as of December 31, 2001 and for the year then ended were audited by other auditors who have ceased operations. As described in Note 18, these consolidated financial statements have been restated to increase previously reported shareholders' equity. We audited the adjustment described in Note 18 that was applied to restate the 2001 consolidated financial statements. In our opinion, such adjustment is appropriate and has been properly applied. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements of the Company other than with respect to such adjustment and, accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole.

         As discussed in Note 20, the Company was acquired by Humboldt Bancorp on January 6, 2004.

January 15, 2004                                        Perry-Smith LLP

400 CAPITAL MALL, SUITE 1200, SACRAMENTO, CA 95814
916.441.1000 FAX 916.441.1110 URL www.perry-smith.com

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                           DECEMBER 31, 2003 AND 2002
                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                2003         2002
                                                              ---------    ---------
                     ASSETS

Cash and due from banks                                       $  20,455    $  21,801
Federal funds sold                                               20,005       18,245
                                                              ---------    ---------
      Cash and cash equivalents                                  40,460       40,046
                                                              ---------    ---------
Investment securities held-to-maturity (Note 2)                   3,795        2,265
Investment securities available-for-sale (Notes 2 and 7)        136,888       97,974
                                                              ---------    ---------
      Total investments                                         140,683      100,239
                                                              ---------    ---------
Loans and leases (Notes 3, 10 and 15)                           202,019      214,428
Less: allowance for loan and lease losses (Note 3)               (4,511)      (6,532)
                                                              ---------    ---------
      Net loans and leases                                      197,508      207,896
                                                              ---------    ---------
Premises and equipment, net (Note 4)                              6,174        6,731
Interest receivable                                               2,033        2,070
Other real estate                                                 2,938
Cash surrender value of life insurance policies (Note 13)         6,484        6,239
Deferred taxes (Note 8)                                           2,200        1,594
Other assets (Note 5)                                             2,912        2,578
                                                              ---------    ---------
      Total assets                                            $ 401,392    $ 367,393
                                                              =========    =========
      LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits (Note 6):
  Noninterest-bearing                                         $  89,772    $  75,381
  Interest-bearing                                              252,083      231,345
                                                              ---------    ---------
      Total deposits                                            341,855      306,726

Interest payable                                                  1,429        1,407
Federal Home Loan Bank borrowings (Note 7)                       15,000       15,000
Other borrowings (Note 13)                                                        80
Junior subordinated deferrable interest debentures (Note 9)      10,310       10,310
Other liabilities                                                 3,962        4,814
                                                              ---------    ---------
      Total liabilities                                         372,556      338,337
                                                              ---------    ---------
Commitments and contingencies (Note 10)

Shareholders' equity (Notes 11, 12 and 13):
  Common stock, no par value - shares authorized -
   20,000,000, shares issued and outstanding - 2,101,879 in
   2003 and 2,152,751 in 2002                                    21,035       22,600
  Retained earnings                                               7,603        5,589
  Debt guarantee of ESOP                                                         (80)
  Accumulated other comprehensive income (Notes 2 and 16)           198          947
                                                              ---------    ---------
      Total shareholders' equity                                 28,836       29,056
                                                              ---------    ---------
      Total liabilities and shareholders' equity              $ 401,392    $ 367,393
                                                              =========    =========

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      2003        2002        2001
                                                    --------    --------    --------
Interest income:
  Interest and fees on loans and leases             $ 15,153    $ 15,754    $ 16,434
  Interest on investments:
   Taxable interest income                             4,606       5,022       4,347
   Exempt from Federal income taxes                      100          66          93
  Interest on Federal funds sold                         158          78         484
                                                    --------    --------    --------

     Total interest income                            20,017      20,920      21,358
                                                    --------    --------    --------

Interest expense:
  Interest on deposits (Note 6)                        4,202       4,450       6,902
  Interest on borrowings (Notes 7, 9 and 13)           1,157         706         120
                                                    --------    --------    --------

     Total interest expense                            5,359       5,156       7,022
                                                    --------    --------    --------

     Net interest income                              14,658      15,764      14,336

Provision (credit) to the allowance for loan and
  lease losses (Note 3)                                 (690)        550       2,450
                                                    --------    --------    --------

     Net interest income after provision (credit)
     to the allowance for loan and lease losses       15,348      15,214      11,886
                                                    --------    --------    --------

Noninterest income:
 Service charges on deposit accounts                   1,243       1,271       1,083
 Brokered loan fees                                      241         172         158
 Loan servicing fees                                     248         298         366
 Loss on sale of investment securities
  available-for-sale                                    (838)        (55)
 Other (Note 14)                                       1,108         988         697
                                                    --------    --------    --------
     Total noninterest income                          2,002       2,674       2,304
                                                    --------    --------    --------

Noninterest expense:
  Salaries and employee benefits (Notes 3 and 13)      6,952       6,664       6,887
  Occupancy expense (Notes 4 and 10)                     883         820         822
  Furniture and equipment expense (Note 4)             1,282       1,261       1,171
  Merger-related expense                                 483
  Other (Note 14)                                      3,046       3,134       3,314
                                                    --------    --------    --------

     Total noninterest expense                        12,646      11,879      12,194
                                                    --------    --------    --------

     Income before provision for income taxes          4,704       6,009       1,996

Provision for income taxes (Note 8)                    1,636       2,098         587
                                                    --------    --------    --------
     Net income                                     $  3,068    $  3,911    $  1,409
                                                    ========    ========    ========
Per share amounts:
  Basic earnings per share (Note 11 )               $   1.46    $   1.76    $    .64
  Diluted earnings per share (Note 11)              $   1.40    $   1.74    $    .62
  Cash dividends per common share                   $    .50    $    .42    $    .40

   The accompanying notes are an integral part of these financial statements.

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                        ACCUMULATED
                                       COMMON STOCK                           DEBT      OTHER COMPRE-
                                 ------------------------     RETAINED     GUARANTEE       HENSIVE
                                   SHARES        AMOUNT       EARNINGS      OF ESOP      INCOME (LOSS)    TOTAL
                                 ----------    ----------    ----------    ----------   --------------  ----------
Balance December 31 , 2000       2,008,966     $ 19,910      $    6,506    $     (160)    $     (244)   $   26,012
Comprehensive income (Note
 16):
  Net income                                                      1,409                                      1,409
  Other comprehensive
   income, net of tax:
     Net unrealized
      investment gains                                                                           774           774
                                                                                                        ----------
Comprehensive income                                                                                         2,183
                                                                                                        ----------
Reduction of ESOP debt                                                             40                           40
5% stock dividend with cash
  paid in lieu of fractional
  shares                             99,957         2,285        (2,297)                                       (12)
Options exercised                     6,724           116                                                      116
Shares surrendered from
  exercise of options                  (228)           (5)                                                      (5)
Tax benefit arising from
  exercise of nonqualified stock
  options and disqualifying
  dispositions                                         16                                                       16
Cash dividends                                                     (895)                                      (895)
                                 ----------    ----------    ----------    ----------     ----------    ----------
Balance December 31, 2001         2,115,419        22,322         4,723          (120)           530        27,455
Comprehensive income (Note 16):
  Net income                                                      3,911                                      3,911
  Other comprehensive
   income, net of tax:
     Net unrealized investment
       gains                                                                                     417           417
                                                                                                        ----------
Comprehensive income                                                                                         4,328
                                                                                                        ----------
Reduction of ESOP debt                                                             40                           40
5% stock dividend with cash
 paid in lieu of fractional
 shares                             105,405         2,091        (2,101)                                       (10)
Options exercised                    15,121           189                                                      189
Shares retired from CIBN
 stock buy-back                      (7,419)         (140)                                                    (140)
Shares retired from tender
 offer                              (75,775)       (1,907)                                                  (1,907)
Tax benefit arising from
 exercise of nonqualified stock
 options and disqualifying
 dispositions                                          45                                                       45
Cash dividends                                                     (944)                                      (944)
                                 ----------    ----------    ----------    ----------     ----------    ----------
Balance December 31, 2002         2,152,751        22,600         5,589           (80)           947        29,056
Comprehensive income (Note 16):
 Net income                                                       3,068                                      3,068
 Other comprehensive loss,
   net of tax:
     Net unrealized investment
       losses                                                                                   (749)         (749)
                                                                                                        ----------
Comprehensive income                                                                                         2,319
                                                                                                        ----------
Reduction of ESOP debt                                                             80                           80
Options exercised                    32,545           587                                                      587
Shares retired from CIBN
 Stock buy-back                     (83,417)       (2,361)                                                  (2,361)
Tax benefit arising from
 exercise of nonqualified stock
 options and disqualifying
 dispositions                                         209                                                      209
Cash dividends                                                   (1,054)                                    (1,054)
                                 ----------    ----------    ----------    ----------     ----------    ----------
Balance December 31, 2003         2,101,879    $   21,035    $    7,603    $        _     $      198    $   28,836
                                 ==========    ==========    ==========    ==========     ==========    ==========

   The accompanying notes are an integral part of these consolidated financial statements.

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
                             (DOLLARS IN THOUSANDS)

                                                       2003         2002         2001
                                                     ---------    ---------    ---------
Cash flows from operating activities:
  Net income                                         $   3,068    $   3,911    $   1,409
  Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                         985          979          920
     (Credit) provision to allowance for loan and
       lease losses                                       (690)         550        2,450
     Gain on sale of loans and leases, net                               (6)
     Loss on sale of investment securities                 838           55
     Gain on sale of other real estate properties,
       net                                                (351)        (143)         (14)
     (Gain) loss on sale of premises and equipment          (1)         (14)          24
  (Increase) decrease in assets:
   Interest receivable                                      37           21          748
   Deferred taxes                                            9         (478)         475
   Cash surrender value of life insurance policies        (245)        (251)        (238)
   Net assets from discontinued operations                                            63
   Other assets                                           (335)         102         (482)
  Increase (decrease) in liabilities:
   Interest payable                                         22          160         (633)
   Deferred compensation payable                           250          480          304
   Other liabilities                                    (1,751)       2,135         (297)
                                                     ---------    ---------    ---------

       Net cash provided by operating activities         1,836        7,501        4,729
                                                     ---------    ---------    ---------

Cash flows from investing activities:
 Net decrease (increase) in loans and leases             9,296      (21,815)     (16,220)
 Purchase of securities available-for-sale            (108,493)     (46,219)     (43,441)
 Purchase of securities held-to-maturity                (3,230)
 Proceeds from maturity of securities                    1,000          520        1,580
   held-to-maturity
 Proceeds from sales, maturities and call of
   securities available-for-sale                        68,078       24,160       46,923
 Proceeds from sales of other real estate
   properties                                              351          843          154
 Purchases of premises and equipment, net                 (427)        (759)        (901)
 Purchase of life insurance policies                                   (880)
 Capital expenditures on other real estate
   properties                                             (298)
                                                     ---------    ---------    ---------

       Net cash used for investing activities          (33,723)     (44,150)     (11,905)
                                                     ---------    ---------    ---------
Cash flows from financing activities:
 Net increase in noninterest-bearing deposits           14,391        5,413        5,972
 Net increase in interest-bearing deposits              20,738       25,737        1,972
 Net increase (decrease) in borrowed funds                           15,000       (4,000)
 Proceeds from junior subordinated debentures                        10,310
 Repurchase of common stock                             (2,361)      (2,047)
 Cash dividends                                         (1,054)        (944)        (895)
 Stock options exercised                                   587          189          127
 Cash paid in lieu of fractional shares                                 (10)         (12)
                                                     ---------    ---------    ---------

       Net cash provided by financing activities        32,301       53,648        3,164
                                                     ---------    ---------    ---------

       Net increase (decrease) in cash and cash
         equivalents                                       414       16,999       (4,012)

Cash and cash equivalents, beginning of year            40,046       23,047       27,059
                                                     ---------    ---------    ---------

Cash and cash equivalents, end of year               $  40,460    $  40,046    $  23,047
                                                     =========    =========    =========

                                   (Continued)

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Continued)
              FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
                             (DOLLARS IN THOUSANDS)

                                                     2003      2002       2001
                                                   -------    -------    -------
Supplemental disclosures of cash flow
 information:
 Cash paid during the year for:

   Interest expense                                $ 5,337    $ 4,996    $ 7,656
   Income taxes                                    $ 2,904    $ 1,173    $   730

Supplemental disclosures of noncash investing and financing activities:

 Debt guarantee of ESOP                            $   (80)   $   (40)   $   (40)
 Net unrealized (loss) gain on securities
  available-for-sale (net of taxes)                $  (749)   $   417    $   774
 Tax benefit arising from exercise of
  nonqualified stock options and disqualifying
  dispositions                                     $   209    $    45    $    16
 Stock dividends                                              $ 2,091    $ 2,285
 Increase in other real estate owned as a result
  of foreclosure                                   $ 2,640    $   158    $   278

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting and reporting policies of California Independent Bancorp and its subsidiaries (the "Company") conform with accounting principles generally accepted in the United States of America and general practice within the banking industry. The more significant of these policies applied in the preparation of the accompanying financial statements are discussed below.

         General

         California Independent Bancorp ("CIB") is a California corporation and the holding company for Feather River State Bank ("the Bank"), located in Yuba City, California. The Bank was incorporated as a California state banking corporation on December 1, 1976, and commenced operations on April 6, 1977. CIB was incorporated on October 28, 1994, and became the holding company for the Bank on May 2, 1995. The Bank engages in a broad range of financial services activities, and its primary market is located in the Sacramento Valley, with a total of nine branches. The main source of income for the Bank is from lending activities, including commercial, agricultural, real estate, and consumer and installment loans and leases. CIB formed a nonbank subsidiary, CIB Capital Trust for the sole purpose of issuing trust preferred securities on October 2, 2002.

         As discussed in Note 20, the Company was acquired by Humboldt Bancorp on January 6, 2004.

         Principles of Consolidation

         The consolidated financial statements include the accounts of CIB and its wholly-owned subsidiaries, Feather River State Bank and E.P.I. Leasing Company, Inc. ("EPI"). Significant intercompany transactions and balances have been eliminated in consolidation. CIB Capital Trust is not consolidated into the Company's consolidated financial statements and, accordingly, is accounted for under the equity method.

         Use of Estimates

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

         Material estimates that are particularly susceptible to significant changes in the near-term relate to the determination of the allowance for loan and lease losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan and lease losses and other real estate, management obtains independent appraisals for significant properties, evaluates the overall loan and lease portfolio characteristics and delinquencies and monitors economic conditions.

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Cash and Cash Equivalents

         For the purpose of reporting the statement of cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and Federal funds sold. Generally, Federal funds are sold for one-day periods.

         Investment Securities

         Investments are classified into the following categories:

                  - Securities available-for-sale, reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, as accumulated other comprehensive income within shareholders' equity.

                  - Securities held-to-maturity, which management has the positive intent and ability to hold to maturity, are reported at amortized cost, adjusted for the accretion of discounts and amortization of premiums.

         Management determines the appropriate classification of its investments at the time of purchase and may only change the classification in certain limited circumstances. All transfers between categories are accounted for at fair value.

         Gains or losses on the sale of investment securities are computed on the specific identification method. Interest earned on investment securities is reported in interest income, net of applicable adjustments for accretion of discounts and amortization of premiums. In addition, unrealized losses that are other than temporary are recognized in earnings for all investments.

         Loans and Leases

         Loans and leases are stated at the principal amount outstanding less applicable unearned interest income. Interest is accrued daily based upon outstanding loan and lease balances. However, when, in the opinion of management, loans and leases are considered to be impaired and the future collectibility of interest and principal is unlikely, loans and leases are placed on nonaccrual status and the accrual of interest income is suspended. Any interest accrued but unpaid is charged against income. Payments received are applied to reduce the principal balance until collectibility of the remaining principal and interest can be reasonably assured. Subsequent payments on these loans and leases, or payments received on nonaccrual loans or leases for which the ultimate collectibility of principal is not in doubt, are applied first to earned but unpaid interest and then to principal.

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Loans and Leases (Continued)

         A loan or lease is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due (including both principal and interest) in accordance with the contractual terms of the loan or lease agreement. An impaired loan or lease is measured based on the present value of expected future cash flows discounted at the loan or lease's effective interest rate or, as a practical matter, at the loan or lease's observable market price or the fair value of collateral if the loan or lease is collateral dependent. All impaired loans are placed on nonaccrual status as defined below.

         Interest and Fees on Loans and Leases

         Origination fees and commitment fees, offset by certain direct loan and lease origination costs, are deferred and recognized over the contractual life of the loan as a yield adjustment. Interest income on loans and direct lease financing is accrued monthly as earned on all credits not classified as nonaccrual. Unearned income on loans or leases, where applicable, is recognized as income using the effective interest method over the term of the loan or lease.

         Loans and leases are generally placed on nonaccrual status when the timely collection of future interest or principal becomes uncertain, when they are 90 days past due as to either interest or principal, or are otherwise determined to be impaired. At that time, any accrued but uncollected interest is reversed, and additional income is recorded on a cash basis as payments are received. However, loans and leases that are well-secured and in the process of collection may not be placed on nonaccrual status, at the discretion of Management. A nonaccrual loan or lease may be restored to an accrual basis when interest and principal payments are current and prospects for future payments are no longer in doubt.

         Allowance for Loan and Lease Losses

         The allowance for loan and lease losses ("ALLL") is maintained to cover probable credit losses related to specifically identified loans as well as probable credit losses inherent in the remainder of the loan portfolio that have been incurred as of the balance sheet date. The provision (credit) to the allowance for loan and lease losses is charged (credited) to operating income in sufficient amounts to maintain the allowance for loan and lease losses at an adequate level at the balance sheet date. Actual credit losses for loans and leases, which may be for all or part of a particular loan or lease, are deducted from the allowance and the related loan or lease balances are charged-off in the period in which the balances are deemed uncollectible. Recoveries of loans previously charged-off are added to the allowance when received.

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Allowance for Loan and Lease Losses (Continued)

         Management employs a methodology for estimating the allowance for loan and lease losses that is consistent with recognition principles related to loss contingencies and the measurement of loan impairment as well as regulatory guidance promulgated by the Federal Deposit Insurance Corporation (FDIC). Management's methodology considers a number of quantitative and qualitative factors that may influence the Company's ultimate loan and lease losses. Significant quantitative factors include the amount and type of loans and leases outstanding, the level of classified loans, historical loss rates and the level of impaired loans. Significant qualitative factors include recent examination findings by regulators and internal credit examiners, trends in loan concentrations, delinquencies, local economic conditions and the relative strengths or weaknesses of the credit management function.

         Management believes the allowance for loan and lease losses is adequate at December 31, 2003; however, ultimate losses may vary from their estimates. These estimates are reviewed periodically, and as adjustments become necessary, they are reported in earnings during the periods they become known. In addition, the FDIC and the California Department of Financial Institutions, as an integral part of their examination process, review the allowance for loan and lease losses. These agencies may require additions to the allowance for loan and lease losses based on their judgment about information available at the time of their examinations.

         Sales and Servicing of SBA Loans

         The Bank originates loans to customers under the Small Business Administration (SBA) program that generally provides for SBA guarantees of 70% to 90% of each loan. The Bank usually maintains these loans in its portfolio, but occasionally sells the guaranteed portion of such loans to a third party and retains the unguaranteed portion in its own portfolio. The Bank may be required to refund a portion of the sales premium received if the borrower defaults or the loan prepays within 90 days of the settlement date. At December 31, 2003, the Bank had received no premiums subject to such recourse. A gain is recognized on the sale of SBA loans through collection on sale of a premium over the adjusted carrying value, through retention of an ongoing rate differential (less adequate compensation for servicing the loan) between the rate paid by the borrower to the buyer and the rate paid by the Bank to the purchaser, or both.

         Servicing rights acquired through 1) a purchase or 2) the origination of loans which are sold or securitized with servicing rights retained are recognized as separate assets or liabilities. Servicing assets or liabilities are recorded at the difference between the contractual servicing fees and adequate compensation for performing the servicing, and are subsequently amortized in proportion to and over the period of the related net servicing income or expense. Servicing assets are periodically evaluated for impairment. Servicing assets were not considered material for disclosure purposes.

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Bank Premises and Equipment

         Bank premises and equipment are stated at cost, less accumulated depreciation. Depreciation on premises, furniture, fixtures, and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from 3 to 31.5 years. Leasehold improvements are amortized using the straight-line method over the asset's useful life or the term of the lease, whichever is shorter. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. Expenditures for major renewals and improvements of bank premises and equipment are capitalized, and those for maintenance and repairs are charged to expense as incurred.

         Other Real Estate

         Other real estate represents properties acquired by the Bank in full or partial payment settlement of loan obligations. At the time the property is acquired, if the estimated fair value is less than the amount outstanding on the loan, the difference is charged against the allowance for loan and lease losses. Subsequent declines in estimated fair value, if any, are charged to expense. At December 31, 2003, $2,938,000 was held as other real estate. At December 31, 2002, no other real estate was held.

         Junior Subordinated Debentures Issued to Subsidiary Grantor Trust

         In December, 2003, the Financial Accounting Standards Board ("FASB") revised FASB Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46). This interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, addresses consolidation by business enterprises of variable interest entities that posses certain characteristics. FIN 46 requires that if a business enterprise has a controlling financial interest in a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity must be included in the consolidated financial statements with those of the business enterprise. The Company adopted FIN 46 on December 31, 2003. Adoption of this standard required the Company to de-consolidate its investment in GIB Capital Trust made in 2002. The de-consolidation of GIB Capital Trust, formed in connection with the issuance of trust preferred securities, appears to be an unintended consequence of FIN 46. The junior subordinated debentures issued to CIB Capital Trust and guaranteed by the Company are reported on the consolidated balance sheet. In management's opinion, the effect of this de-consolidation on the Company's financial position and results of operations was not material.

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Salary Continuation Plans

         The Company negotiated salary continuation agreements with five key executives (including former executives) to provide annual benefits for a specified number of years after retirement or death. These benefits are substantially equivalent to those available under insurance policies purchased by the Company on the lives of the executives. The Company accounts for these future benefits as deferred compensation agreements. The cost of these benefits is accrued over the period of the employee's service in a systematic and rational manner. At the balance sheet date, the amount of accrued benefits equals the then present value of the benefits expected to be provided to the employee, any beneficiaries, and covered dependents in exchange for the employee's service to that date.

         Income Taxes

         The Company files its income taxes on a consolidated basis with its subsidiaries. The allocation of income tax expense (benefit) represents each entity's proportionate share of the consolidated provision for income taxes.

         Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         Stock-Based Compensation

         At December 31, 2003, the Company has three stock-based employee compensation plans, the Feather River State Bank 1989 Amended and Restated Stock Option Plan, the California Independent Bancorp 1996 Stock Option Plan, and the California Independent Bancorp 2000 Stock Option Plan (the "Plans") which are described more fully in Note 11. The Company accounts for the Plans under the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under the Plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Stock-Based Compensation (Continued)

         For purposes of pro forma disclosures, the estimated fair value of stock-based compensation plans and other options is amortized to expense primarily over the vesting period. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

(IN THOUSANDS, EXCEPT PER SHARE DATA)         2003          2002         2001
                                           ----------    ----------   ----------
Net income, as reported                    $    3,068    $    3,911   $    1,409
Deduct: Total stock-based employee
 compensation expense determined
 under the fair value based method for
 all awards, net of related tax effects          (682)         (334)         (75)
                                           ----------    ----------   ----------

Pro forma net income                       $    2,386    $    3,577   $    1,334
                                           ==========    ==========   =========-
Basic earnings per share - as reported     $     1.46    $     1.76   $      .64
Basic earnings per share - pro forma       $     1.13    $     1.61   $      .60

Diluted earnings per share - as reported   $     1.40    $     1.74   $      .62
Diluted earnings per share - pro forma     $     1.09    $     1.59   $      .59

         As required, the pro forma disclosures above include options granted since January 1, 1995. Consequently, the effects of applying FASB Statement No. 123 for providing pro forma disclosures may not be representative of the effects on reported net income for future years until all options outstanding are included in the pro forma disclosures. As a result of the merger with Humboldt, pro forma compensation expense was accelerated to 2003 because all options were fully vested by the end of 2003.

         The fair value of each option is estimated on the date of grant using an option-pricing model with the following assumptions:

                                    2003         2002         2001
                                 ---------    ---------    ---------
Weighted average fair value of
 options granted                 $    9.29    $    5.93    $    8.88
Dividend yield                        1.70%        2.24%        1.78%
Expected volatility                  32.65%       30.24%       30.77%
Risk-free interest rate               3.54%        3.61%        4.96%
Expected option life             7.50 years   7.50 years   7.50 years

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Earnings Per Share

         Basic earnings per share (EPS), which excludes dilution, is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which shares in the earnings of the Company. All data with respect to computing earnings per share is retroactively adjusted to reflect stock dividends, and the treasury stock method is applied to determine the dilutive effect of stock options in computing diluted EPS.

         Comprehensive Income

         Comprehensive income is reported in addition to net income for all periods presented. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of other comprehensive income or loss that historically has not been recognized in the calculation of net income. Unrealized gains and losses on the Company's available-for-sale investment securities are included in other comprehensive income or loss. Total comprehensive income or loss and the components of accumulated other comprehensive income or loss are presented in the consolidated statement of changes in shareholders' equity.

         Reclassifications

         Certain reclassifications have been made to amounts previously reported to conform with current presentation methods. Such reclassifications have no effect on net income or shareholders' equity previously reported.

2.       INVESTMENT SECURITIES

         The amortized cost and approximate fair value of investments in debt securities, mortgage backed securities, and other investments at December 31, 2003 and 2002 were as follows:

                                             Gross        Gross       Estimated
                              Amortized    Unrealized   Unrealized       Fair
(DOLLARS IN THOUSANDS)          Cost         Gains        Losses        Value
                                ----         -----        ------        -----
December 31, 2003
Available-for-Sale:
 Obligations of U.S. Govern-
   ment agencies               $ 42,112     $     86     $    (16)     $ 42,182
 Mortgage-backed securities      87,996          840         (728)       88,108
 Debt securities                  6,415          131                      6,546
 Equity securities                    6           46                         52
                               --------     --------     --------      --------

     Total                     $136,529     $  1,103     $   (744)     $136,888
                               ========     ========     ========      ========
Held-to-Maturity:
 Obligations of states and
   political subdivisions      $  3,795     $     46     $     (4)     $  3,837
                               ========     ========     ========      ========

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

2.       INVESTMENT SECURITIES (Continued)

(Dollars in thousands)                          Gross         Gross        Estimated
                                 Amortized    Unrealized   Unrealized        Fair
                                    Cost        Gains        Losses          Value
                                    ----        -----        ------          -----
December 31, 2002
Available-for-Sale:
 Obligations of U.S. Government
   agencies                       $ 34,061     $    527     $     (2)     $    34,586
 Mortgage-backed securities         48,688        1,380                        50,068
 Debt securities                     8,508          221                         8,729
 Equity securities                   4,994           47         (450)           4,591
                                  --------     --------     --------      -----------
       Total                      $ 96,251     $  2,175     $   (452)     $    97,974
                                  ========     ========     ========      ===========
Held-to-Maturity:
 Obligations of states and
   political subdivisions         $  1,265     $     62                   $     1,327
 Debt and other securities           1,000            4                         1,004
                                  --------     --------     --------      -----------
       Total                      $  2,265     $     66     $      -      $     2,331
                                  ========     ========     ========      ===========

         As of December 31, 2003 and 2002, the Company's equity capital reflected a net unrealized gain on "Available-for-Sale" investment securities, net of applicable taxes, of $198,000 and $947,000, respectively.

         The following table shows the amortized cost and estimated fair value of investment securities by contractual maturity at December 31, 2003 and 2002. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

(DOLLARS IN THOUSANDS)        Held-to-Maturity    Available-for-Sale
                           --------------------- ---------------------
                           Amortized   Estimated Amortized   Estimated
                              Cost    Fair Value    Cost    Fair Value
                              ----    ----------    ----    ----------
December 31. 2003
No stated contractual
maturity                                          $      6   $     52
Within one year             $    305   $    315     10,415     10,574
After one but within five
years                            260        281     38,449     38,498
After five but within ten
years                          2,055      2,065      9,783      9,735
After 10 years                 1,175      1,176     77,876     78,029
                            --------   --------   --------   --------
     Total                  $  3,795   $  3,837   $136,529   $136,888
                            ========   ========   ========   ========
December 31. 2002
No stated contractual
maturity                                          $  4,994   $  4,591
Within one year             $  1,700   $  1,725      2,056      2,099
After one but within five
years                            565        606     19,474     19,945
After five but within ten
years                                               15,840     16,263
After 10 years                                      53,887     55,076
                            --------   --------   --------   --------
     Total                  $  2,265   $  2,331   $ 96,251   $ 97,974
                            ========   ========   ========   ========

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

2.       INVESTMENT SECURITIES (Continued)

         The following table shows the estimated fair value and gross unrealized losses at December 31, 2003 of the Company's investments, aggregated by investment category, that have been in a continuous unrealized loss position for less than twelve months. At December 31, 2003, there were no investment securities that have been in a continuous unrealized loss position for more than twelve months.

                                                             Estimated      Unrealized
(DOLLARS IN THOUSANDS)                                       Fair Value       Losses
                                                             ----------     ----------
Available-for-Sale:
  Obligations of U.S. Government agencies                     $  9,984       $    (16)

  Mortgage-backed securities                                    56,145           (728)
                                                              --------       --------

     Total temporarily impaired securities                      66,129       $   (744)
                                                              ========       ========
Held-to-Maturity:
  Obligations of states and political subdivisions                 463       $     (4)
                                                              ========       ========

         In management's opinion, these investments do not reflect permanent impairment and these unrealized losses are principally the result of increasing market interest rates that have negatively impacted the fair value of the Company's investment portfolio.

         Investment securities with amortized costs totaling $108,307,000 and $72,242,000 and market values totaling $108,403,000 and $74,079,000 were pledged as collateral for certain lines of credit and deposits at December 31, 2003 and 2002, respectively.

3.       LOANS

         Loans outstanding are summarized as follows:

                                                                    December 31,
                                                              -----------------------
(DOLLARS IN THOUSANDS)                                           2003         2002
                                                              ----------    ---------
Commercial                                                    $  16,523     $  25,375
Agricultural                                                     12,325        17,536
Real estate - construction                                       43,345        35,287
Real estate - mortgage                                          123,625       125,094
Consumer                                                          3,526         4,391
Lease financing                                                   2,909         5,891
Other                                                               606         1,905
                                                              ---------     ---------

                                                                202,859       215,479
Deferred loan fees, net                                            (840)       (1,051)
Allowance for loan and lease losses                              (4,511)       (6,532)
                                                              ---------     ---------
Total                                                         $ 197,508     $ 207,896
                                                              =========     =========

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

3.       LOANS (Continued)

         The recorded investment in loans that were considered to be impaired and on nonaccrual status totaled $1,848,000 and $4,392,000 at December 31, 2003 and 2002, respectively. The related allowance for loan and lease losses on these impaired loans at December 31, 2003 and 2002 were $362,000 and $1,641,000, respectively. The average recorded investment in impaired loans during 2003, 2002 and 2001 was $3,039,000, $4,964,000 and $4,440,000, respectively. Interest income on impaired loans is generally recognized on a cash basis and totaled $133,000, $274,000 and $291,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

         Interest foregone on impaired and nonaccrual loans totaled $229,000, $424,000 and $597,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

         Salaries and employee benefits totaling $669,000, $355,000 and $373,000 have been deferred as loan origination costs for the years ended December 31, 2003, 2002 and 2001, respectively.

         Changes in the allowance for loan and lease losses are summarized as follows:

                                                       Year Ended December 31,
                                                 ----------------------------------
(DOLLARS IN THOUSANDS)                             2003         2002         2001
                                                 --------     --------     --------
Balance, beginning of year                       $  6,532     $  5,498     $  5,724
Provision (credit) to the allowance for
  loan and lease losses                              (690)         550        2,450
Loans charged off                                  (1,525)        (442)      (3,109)
Recoveries on loans previously charged off            194          926          433
                                                 --------     --------     --------

       Balance, end of year                      $  4,511     $  6,532     $  5,498
                                                 ========     ========     ========

         A summary of premises and equipment follows:

                                                                   December 31,
                                                              ---------------------
(DOLLARS IN THOUSANDS)                                          2003         2002
                                                              --------     --------
Land                                                          $  1,316     $  1,316
Bank premises and improvements                                   6,035        6,031
Furniture, fixtures and equipment                                5,968        5,554
                                                              --------     --------

                                                                13,319       12,901

Less accumulated depreciation and amortization                  (7,145)      (6,170)
                                                              --------     --------

Total premises and equipment                                  $  6,174     $  6,731
                                                              ========     ========

         Depreciation and amortization charged to expense was $985,000, $979,000 and $920,000 in 2003, 2002, and 2001, respectively.

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

5.       OTHER ASSETS

         Other assets consisted of the following:

                                                                   December 31,
                                                              ---------------------
(DOLLARS IN THOUSANDS)                                          2003         2002
                                                              --------     --------
Prepaid expenses                                              $    323     $    344
FHLB stock                                                         898          895
Investment in affordable housing                                   666          749
Investment in subsidiary grantor trust (Note 9)                    310          310
Other                                                              715          280
                                                              --------     --------

Total other assets                                            $  2,912     $  2,578
                                                              ========     ========


         The Bank invested in a limited partnership that operates qualified affordable housing projects to receive tax benefits in the form of tax deductions from operating losses and tax credits. The Bank accounts for the investment under the equity method and management analyzes the investment annually for potential impairment.

6.       DEPOSITS

         A summary of deposit balances follows:

                                                                   December 31,
                                                              ---------------------
(DOLLARS IN THOUSANDS)                                          2003         2002
                                                              --------     --------
Demand                                                        $ 89,772     $ 75,381
Interest-bearing transaction accounts                           91,008       77,080
Savings deposits                                                49,992       44,714
Time, $100,000 or more                                          39,388       35,678
Time, under $100,000                                            71,695       73,873
                                                              --------     --------

Total                                                         $341,855     $306,726
                                                              ========     ========

         Interest expense recognized on interest-bearing deposits consisted of the following:

                                                       Year Ended December 31,
                                                 ----------------------------------
(DOLLARS IN THOUSANDS)                             2003         2002         2001
                                                 --------     --------     --------
Interest-bearing transaction accounts            $    525     $    717     $  1,363
Savings deposits                                      294          405          735
Time, $100,000 or more                              1,249        1,180        2,009
Time, under $100,000                                2,134        2,148        2,795
                                                 --------     --------     --------

Total                                            $  4,202     $  4,450     $  6,902
                                                 ========     ========     ========

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

6.       DEPOSITS (Continued)

         At December 31, 2003, the scheduled contractual maturities of all time certificates of deposit were as follows:

                                                                       December 31,
(DOLLARS IN THOUSANDS)                                                     2003
                                                                       ------------
Three months or less                                                   $    51,727
Over three through twelve months                                            41,963
Over one through three years                                                11,357
Over three years                                                             6,036
                                                                       -----------

Total                                                                  $   111,083
                                                                       ===========

7.       OTHER BORROWINGS

         The Bank maintains secured lines of credit with the Federal Home Loan Bank (FHLB) and the Federal Reserve Bank (FRB), against which the Bank may take advances to provide borrowing capacity for short-term liquidity needs. The terms of these credit facilities require the Bank to maintain in safekeeping with the FHLB or FRB, as applicable, eligible collateral of at least 100% of outstanding advances. At December 31, 2003 and 2002 the Company had $102,257,000 and $53,245,000, respectively, in loans and investment securities in safekeeping and pledged to the FHLB and $15,000,000 and $7,000,000, respectively, in loans and investment securities in safekeeping and pledged to the FRB as collateral under these secured lines of credit. At both December 31, 2003 and 2002, there was $15,000,000 outstanding on the FHLB line of credit. At both December 31, 2003 and 2002, there were no amounts outstanding on the Federal Reserve Bank line of credit.

         The interest rates on FHLB and Federal Reserve Bank credit advances vary dependent on the term of the advance and the nature of the collateral supporting the advance. Interest is paid at maturity for overnight advances and monthly for other advances. Principal is due at maturity. The interest expense on FHLB and Federal Reserve Bank advances was $665,000, $596,000 and $84,000 for the years ended December 31, 2003, 2002, and 2001, respectively.

         Advances from the Federal Home Loan Bank at December 31, 2003 and 2002 consisted of the following:

         (DOLLARS IN THOUSANDS)

          December 31, 2003 and 2002
------------------------------------------------
  Amount          Rate             Maturity Date
---------         -----            -------------
$   2,500         4.05%              01/25/05
    2,500         4.24%              01/31/05
    2,500         4.90%              01/25/07
    2,500         5.11%              01/29/07
    5,000         3.64%              04/16/12
---------
$  15,000
=========

                CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

8.       INCOME TAXES

         The expense for income taxes for the years ended December 31, 2003, 2002 and 2001 consisted of the following:

                                                       Year Ended December 31,
                                                 ----------------------------------
(DOLLARS IN THOUSANDS)                             2003         2002         2001
                                                 --------     --------     --------
Current:
 Federal                                         $  1,107     $  2,491     $     73
 State                                                520           85           39
                                                 --------     --------     --------

                                                    1,627        2,576          112
                                                 --------     --------     --------
Deferred:
 Federal                                               27         (341)         357
 State                                                (18)        (137)         118
                                                 --------     --------     --------

                                                        9         (478)         475
                                                 --------     --------     --------

Total                                            $  1,636     $  2,098     $    587
                                                 ========     ========     ========

         The effective tax rate and statutory federal income tax rate are reconciled as follows:

                                                       Year Ended December 31,
                                                 ----------------------------------
                                                   2003         2002         2001
                                                 --------     --------     --------
Federal statutory income tax rate                    34.0%        34.0%        34.0%
State franchise taxes, net of federal
 income tax benefit                                   6.9%         7.0%         7.2%
Tax-exempt interest                                  (0.7)%       (0.5)%       (7.9)%
Income tax credits                                   (5.3)%       (7.1)%       (5.1)%
Other                                                 0.1%         1.5%         1.2%
                                                 --------     --------     --------

Effective tax rate                                   35.0%        34.9%        29.4%
                                                 ========     ========     ========

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

8.       INCOME TAXES (Continued)

         The components of the net deferred tax asset of the Company, recorded in other assets, as of December 31, 2003 and 2002 were as follows:

             (DOLLARS IN THOUSANDS)                             2003         2002
                                                              --------     --------
Deferred tax assets:
 Loan and lease losses                                        $  1,254     $  1,654
 California franchise tax                                                        15
 Other real estate                                                 251
 Nonaccrual loans                                                   97          169
 Deferred compensation                                             747          635
 Other                                                             340          192
                                                              --------     --------

     Total deferred tax assets                                   2,689        2,665
                                                              --------     --------

Deferred tax liabilities:
 Depreciation                                                      247          242
 FHLB stock dividends                                               49           53
 Unrealized gain on securities available-for-sale                  161          776
 Other                                                              32
                                                              --------     --------

     Total deferred tax liabilities                                489        1,071
                                                              --------     --------

     Net deferred tax asset                                   $  2,200     $  1,594
                                                              ========     ========

9.       JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

         In 2002, the Company formed CIB Capital Trust, a Delaware business trust, for the sole purpose of issuing Company obligated mandatorily redeemable cumulative trust preferred securities ("Trust Preferred Securities"). The assets of the trust consist solely of junior subordinated debentures issued and unconditionally guaranteed by the Company. For financial reporting purposes, the Company's investment in the trust is accounted for under the equity method and is included in other assets on the consolidated balance sheet. The junior subordinated debentures issued by the Company to the trust are also reflected on the consolidated balance sheet. Under applicable regulatory capital guidelines, the Company is allowed to treat the trust preferred securities issued by the subsidiary grantor trust as Tier 1 capital. The amount of trust preferred securities that is eligible as Tier I capital is limited to twenty-five percent of the Company's Tier I capital on a pro forma basis. At December 31, 2003, $9,554,000 of the Trust Preferred Securities qualified as Tier I Capital, and the remaining $446,000 as Tier II capital.

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

9.       JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES (Continued)

         During the fourth quarter of 2002, GIB Capital Trust issued 10,000 of its Floating Rate Trust Preferred Securities with a liquidation amount of $1,000 per security for gross proceeds of $10,000,000. The entire proceeds of the issuance were invested by CIB Capital Trust in $10,310,000 of Floating Rate Junior Subordinated Deferrable Interest Debentures of the Company, with identical maturity, repricing, and payment terms as the Trust Preferred Securities. The junior subordinated debentures represent the sole assets of CIB Capital Trust. The junior subordinated debentures mature on November 7, 2032, bear an initial interest rate of 5.27% (3.45% plus 3-month LIBOR), with repricing and interest payments due quarterly. The interest on the junior subordinated debentures is included in interest on borrowings on the consolidated statement of operations. The junior subordinated debentures are redeemable by the Company, subject to receipt by the Company of prior approval from the Federal Reserve Bank, on November 7, 2007 and each quarter thereafter. The redemption price is par plus accrued and unpaid interest to the redemption date. The Trust Preferred Securities are subject to mandatory redemption to the extent of any early redemption of the junior subordinated debentures and upon maturity of the subordinated debentures in 2032.

         Holders of the Trust Preferred Securities are entitled to a cumulative cash distribution on the liquidation amount of $1,000 per security at an initial rate per annum of 5.27%. This rate adjusts quarterly two business days prior to February 15th, May 15th, August 15th, and November 15th to 3-month LIBOR plus 3.45%, provided that the applicable interest rate may not exceed 12.5% through the interest payment date in November 2007. The Company has the option to defer payment of the distributions on the Trust Preferred Securities for a period of up to five years, as long as the Company is not in default on the payment of interest on the junior subordinated debentures. The Trust Preferred Securities issued in the offering were sold in private transactions pursuant to an exemption from registration under the Securities Act of 1933, as amended. The Company has guaranteed, on a subordinated basis, distributions and other payments due on the Trust Preferred Securities.

         Deferred costs related to the junior subordinated debentures, which are included in other assets on the consolidated balance sheet, at December 31, 2003 and 2002 were $260,000 and $328,000, respectively, and the amortization of the deferred costs were $68,000 and $11,000, respectively.

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

10.      COMMITMENTS AND CONTINGENCIES

         Leases

         The Bank is obligated under a number of noncancellable operating leases for premises and equipment used for banking purposes. Minimum future rental commitments under noncancellable operating leases as of December 31, 2003 were as follows:

         (DOLLARS IN THOUSANDS)

Lease Commitments
-----------------
2004                                           $   189
2005                                               198
2006                                                59
2007                                                43
2008                                                30
                                               -------
Total                                          $   519
                                               =======

         Rent under operating leases was approximately $192,000, $178,000 and $143,000 in 2003, 2002, and 2001, respectively. Three of the Bank's branch facilities are leased with two having renewal options with 5-year terms.

         Financial Instruments with Off-Balance-Sheet Risk

         The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business in order to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments consist of commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the consolidated balance sheet.

         The Bank's exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and letters of credit as it does for loans included on the consolidated balance sheet.

         Commitments to extend credit consist primarily of unfunded single-family residential and commercial real estate construction loans and commercial revolving lines of credit. Construction loans are established under standard underwriting guidelines and policies and are secured by deeds of trust, with disbursements made over the course of construction. Commercial revolving lines of credit have a high degree of industry diversification. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Standby letters of credit are generally secured and are issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

10.      COMMITMENTS AND CONTINGENCIES (Continued)

         Financial Instruments with Off-Balance-Sheet Risk (Continued)

         At December 31, 2003, commercial loan commitments represent approximately 40% of total commitments and are generally secured. Real estate loan commitments represent 42% of total commitments and are generally secured by property with a loan-to-value ratio not to exceed 80%. Consumer loan commitments represent the remaining 18% of total commitments and are generally unsecured. In addition, the majority of the Bank's loan commitments have variable interest rates.

         The following financial instruments represent off-balance-sheet credit risk:

  (DOLLARS IN THOUSANDS)                                        2003         2002
                                                              --------     --------
Loan commitments                                              $ 57,197     $ 56,428
Standby letters of credit                                     $    943     $    572

         Correspondent Banking Agreements

         The Company maintains funds on deposit with other federally insured financial institutions under correspondent banking agreements. Uninsured deposits totaled $16,448,000 at December 31, 2003.

         Concentrations of Credit Risk

         As of December 31, 2003, in management's judgment, a concentration of loans existed in real estate-related loans. At that date, approximately 60% of the Company's loans were real estate-related.

         Although management believes the loans within this concentration have no more than the normal risk of collectibility, a substantial decline in the performance of the economy in general or a decline in real estate values in the Company's primary market area, in particular, could have an adverse impact on collectibility, increase the level of real estate-related nonperforming loans, or have other adverse effects which alone or in the aggregate could have a material adverse effect on the financial condition of the Company.

         Contingencies

         The Company is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to such actions will not materially affect the consolidated financial position or consolidated results of operations of the Company.

11.      SHAREHOLDERS' EQUITY

         At December 31, 2003, the Company was authorized to issue 20,000,000 shares of no par common stock. Of this amount, 2,101,879 and 2,152,751 shares of common stock were issued and outstanding at December 31, 2003 and 2002, respectively.

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

11.      SHAREHOLDERS' EQUITY (Continued)

         The Company's Board of Directors approved a "Dutch Auction" Tender Offer to purchase up to 200,000 shares of its outstanding common stock at a price per share of not less than $22.00 nor more than $25.00 per share. The tender offer commenced on November 27, 2002 and expired on December 30, 2002. Under this offer, CIB purchased 75,775 shares of its common stock that were properly tendered at a price of $25.00 per share.

         Earnings Per Share

         A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations:

         (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                            Year Ended December 31,
                                                           ------------------------
                                                                  Weighted
                                                                  Average
                                                Net                Shares          Per Share
                                               Income           (Denominator)       Amount
                                               ------           -------------       ------
Basic earnings per share:
  2003                                         $3,068             2,104,000         $ 1.46
  2002                                         $3,911             2,224,000         $ 1.76
  2001                                         $1,409             2,216,000         $ 0.64

Effect of dilutive securities -
  employee stock options:
  2003                                                               90,000
  2002                                                               20,000
  2001                                                               42,000

Diluted earnings per share:
  2003                                         $3,068             2,194,000         $ 1.40
  2002                                         $3,911             2,244,000         $ 1.74
  2001                                         $1,409             2,258,000         $ 0.62

         Dividends

         In August of 2002 and 2001, the Board of Directors authorized a 5% stock dividend that was distributed in September 2002 and 2001, respectively. All common stock and per share amounts have been retroactively adjusted to reflect the stock dividend.

         The Company's primary source of income with which to pay cash dividends is dividends from the Bank. The California Financial Code restricts the total dividend payment of any bank in any calendar year to the lesser of (1) the bank's retained earnings or (2) the bank's net income for its last three fiscal years, less distributions made to shareholders during the same three-year period. At December 31, 2003, retained earnings of $5,218,000 were free of such restrictions.

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

11.      SHAREHOLDERS' EQUITY (Continued)

         Share Repurchase Plan

         On November 13, 2001, the Company's Board of Directors approved a plan to repurchase, as conditions warrant, up to 5% of the Company's common stock on the open market. The duration of the plan is open-ended and the timing of purchases is dependent upon market conditions. During 2002, the Company repurchased 7,419 shares of its common stock pursuant to the plan. During 2003, the Company repurchased in open market and private transactions 83,417 shares of its common stock pursuant to the plan.

         Stock Options

         During 1989, the Bank adopted the Feather River State Bank 1989 Amended and Restated Stock Option Plan. The plan is nonqualified and provides that nonemployee directors and key employees may be granted options to purchase the Company's stock at the fair market value of the shares as determined by the Board of Directors. As of May 1995, all previously granted options to purchase the Bank's stock had been retired and exchanged for options to purchase CIB's stock, on a one-for-one option basis. All granted options must be exercised within the earlier of ten years of the date of grant, or no later than three (3) months and one
         (1) day after any termination of employment or status as a director. Vesting is determined at the time of grant by the Board of Directors.

         During 1996, the Company adopted the California Independent Bancorp 1996 Stock Option Plan ("1996 Plan") which, as of December 31, 2003, after adjustment for all subsequently distributed stock dividends and splits, sets aside 190,286 shares of no par value common stock of the Company for which options may be granted to key, full-time salaried employees and officers of the Company, as well as nonemployee directors of the Company. The exercise price of all options to be granted under the 1996 Plan must be at least 100% of the fair market value of the Company's common stock on the granting date. Additionally, the options must be paid in full at the time the option is exercised in cash, shares of the Company's common stock with a fair value equal to the purchase price, or a combination thereof. Under the 1996 Plan, all options expire no more than ten years after the date of grant.

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

11.      SHAREHOLDERS' EQUITY (Continued)

         Stock Options (Continued)

         During 2000, the Company adopted the California Independent Bancorp 2000 Stock Option Plan ("2000 Plan") which, as of December 31, 2003, after adjustment for all subsequently distributed stock dividends and splits, sets aside 110,250 shares of no par value common stock of CIB for which options may be granted. The 2000 Plan provides for the grant of Incentive Stock Options ("ISO") and Non-qualified Stock Options ("NQSO"), within the meaning of the Internal Revenue Code of 1986, as amended ("Code"), to employees, including directors and officers who are also employees of the Company. The 2000 Plan also provides for other types of stock and option awards which may be granted to employees, officers and directors of the Company and its subsidiaries. Awards may also be granted to the Company's consultants, independent contractors, and advisors, provided they render bona fide services that are not in connection with the offer and sale of securities in a capital-raising transaction. Options granted may be exercised within the times or upon the events determined by the Stock Option Committee (the "Committee") as set forth in the Award Agreement governing such option. However, no option will be exercisable after the expiration of one hundred twenty (120) months from the date the option is granted.

         The vesting of any option granted under the 2000 Plan will be determined by the Committee at its sole discretion. The exercise price of each NQSO granted pursuant to the 2000 Plan will be determined by the Committee, but may not be less than eighty five percent (85%) of the fair market value of the stock subject to the option on the date the option is granted. The exercise price of each ISO granted pursuant to the 2000 Plan will also be determined by the Committee, but may not be less than one hundred percent (100%) of the fair market value of shares on the grant date, unless the optionee owns 10% or more of the combined voting power of the Company. In such event, the purchase price of the stock subject to the ISO may not be less than one hundred ten percent (110%) of the fair market value of shares on the grant date.

         As a result of the execution of the Definitive Agreement with Humboldt Bancorp, all option agreements became fully vested at August 11, 2003, in accordance with terms of the Plans. Furthermore, in December 2003 at the special meeting of the shareholders of the Company, shareholders ratified an amendment to the Plans clarifying that the Compensation Committee of the Company's Board of Directors had the discretion to settle all outstanding option agreements in cash in the event of a sale, dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or resulting corporation. At the effective time of the merger with Humboldt Bancorp, all option holders will receive cash in an amount equal to the positive difference between the price received per share in the merger and the exercise price (see Note 20).

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

11.      SHAREHOLDERS' EQUITY (Continued)

         Stock Options (Continued)

         The Company accounts for these plans under APB Opinion No. 25, under which no compensation cost is recognized upon issuance of options. A summary of the activity in the plans follows:

                                        2003                2002                2001
                                  -----------------   -----------------   -----------------
                                           Weighted            Weighted            Weighted
                                           Average             Average             Average
                                           Exercise            Exercise            Exercise
                                   Shares   Price      Shares   Price     Shares    Price
                                   ------   -----      ------   -----     ------    -----
Outstanding at beginning of year  363,885  $ 18.33    407,705  $ 18.69    397,887  $ 19.24

Granted                             3,500  $ 27.00    124,447  $ 19.68     41,529  $ 24.80
Exercised                         (32,545) $ 18.04    (15,121) $ 13.00     (6,724) $ 17.28
Forfeited                         (16,409) $ 19.29   (153,146) $ 19.16    (24,987) $ 19.23
                                  -------             -------             -------
Outstanding at end of year        318,431  $ 18.40    363,885  $ 18.33    407,705  $ 18.69
                                  =======             =======             =======
Exercisable at end of year        318,431  $ 18.40    266,000  $ 17.68    313,847  $ 18.02
                                  =======             =======             =======

         The options outstanding at December 31, 2003 have exercise prices between $10.27 and $27.00 and remaining contractual lives between 0.1 of a year and 9.4 years as illustrated in the following table.

                                                Number of               Weighted              Number of
                                                 Options                 Average               Options
                                               Outstanding             Remaining             Exercisable
                                               December 31,            Contractual           December 31,
Range of Exercise Prices                          2003                    Life                  2003
------------------------                          ----                    ----                  ----
         $10.29                                    6,671               0.1 years                 6,671
    $13.77 - $14.93                               22,946               2.8 years                22,946
    $16.46 - $17.28                               52,225               5.3 years                52,225
    $17.90 - $18.10                               62,334               4.8 years                62,334
    $18.47 - $19.00                               98,764               7.8 years                98,764
    $19.89 - $22.76                               70,614               7.3 years                70,614
    $23.58 - $27.00                                4,877               9.4 years                 4,877
                                                 -------                                       -------
                                                 318,431                                       318,431
                                                 =======                                       =======

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

12.      REGULATORY MATTERS

         The Company and the Bank are subject to certain regulatory requirements administered by the Board of Governors of the Federal Reserve System and the FDIC. Failure to meet these minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. Each of these components is defined in the regulations. Management believes, as of December 31, 2003, the Company and the Bank met all capital adequacy requirements to which they are subject.

         In addition, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum Total Risk-Based, Tier 1 Risk-Based, and Tier 1 Leverage Ratios as set forth in the following table. There are no conditions or events since that notification that Management believes have changed the institution's category.

         The Company's and the Bank's actual capital amounts and ratios are also presented in the table:

                                                                             2003                       2002
                                                                             ----                       ----
(DOLLARS IN THOUSANDS)                                               Amount         Ratio        Amount        Ratio
                                                                     ------         -----        ------        -----
Tier 1 Leverage Ratio

California Independent Bancorp and Subsidiaries                     $ 38,218         9.8%      $ 37,182        10.5%
Minimum regulatory requirement                                      $ 15,552         4.0%      $ 14.162         4.0%

Feather River State Bank                                            $ 31,871         8.2%      $ 29,609         8.4%
Minimum requirement for "well-capitalized" institution              $ 19,386         5.0%      $ 17,681         5.0%
Minimum regulatory requirement                                      $ 15,509         4.0%      $ 14,145         4.0%

Tier 1 Risk-Based Capital

California Independent Bancorp and Subsidiaries                     $ 38,218        13.7%      $ 37,182        14.0%
Minimum regulatory requirement                                      $ 11,134         4.0%      $ 10,598         4.0%

Feather River State Bank                                            $ 31,871        11.5%      $ 29,609        11.2%
Minimum requirement for "well-capitalized" institution              $ 16,686         6.0%      $ 15,877         6.0%
Minimum regulatory requirement                                      $ 11,124         4.0%      $ 10,584         4.0%

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

12.      REGULATORY MATTERS (Continued)

         (DOLLARS IN THOUSANDS)

                                                                                  2003                        2002
                                                                                  ----                        ----
                                                                          Amount        Ratio         Amount        Ratio
                                                                          ------        -----         ------        -----
Total Risk-Based Capital

California Independent Bancorp and Subsidiaries                          $ 42,156        15.2%       $ 41,238       15.6%
Minimum regulatory requirement                                           $ 22,261         8.0%       $ 21,196        8.0%

Feather River State Bank                                                 $ 35,360        12.7%       $ 32,956       12.5%
Minimum requirement for "well-capitalized" institution                   $ 27,799        10.0%       $ 26,461       10.0%
Minimum regulatory requirement                                           $ 22,239         8.0%       $ 21,169        8.0%

13.      EMPLOYEE BENEFITS

         401 (k) Profit Sharing Plan

         The Bank formed a 401 (k) Qualified Savings Plan ("the Plan") effective August 1, 1993. All full-time employees who have reached the age of 21 are eligible to participate following 90 days of employment. All eligible employees are 100% vested in their own contributions, which may be any whole percentage of pay between 2% and 15%, inclusive. Beginning January 1, 1995, the Bank made annual matching contributions, which were equal to 20% of each employee's elective contributions not exceeding 6% of pay. Beginning January 2000, the Bank made annual matching contributions equal to 50% of each employee's elective contributions not exceeding 6% of pay. Of the matching contributions, 50% is applied to an employer directed fund and 50% of the funds are applied to the purchase of CIB common stock. For the years ended December 31, 2003, 2002 and 2001, the Bank made matching contributions totaling $131,000, $112,000 and $115,000, respectively.

         In connection with the merger into Humboldt Bancorp, the 401 (k) Plan was terminated effective December 31, 2003 (see Note 20).

         Employee Stock Ownership Plan

         The Bank formed an Employee Stock Ownership Plan (the "ESOP") effective January 1, 1988. Effective January 1, 1995, the ESOP was amended to recognize CIB and all of its employees as participants. All employees who have completed 90 days of service and have reached the age of 21 are eligible to participate in the ESOP. The ESOP provides for annual contributions at the discretion of the Board of Directors. The contributions are allocated based on the participants' compensation for the year. Employees vest ratably in the ESOP over six years. The ESOP borrowed $200,000 in 2000 from a nonprofit corporation to acquire CIB common stock. The borrowing is payable in five equal annual installments with interest at prime minus .5%. The Bank made contributions to the ESOP of $80,000 in 2003 and $40,000 in each of the years 2002 and 2001.

         In December 2003, the loan was repaid and, in connection with the merger into Humboldt Bancorp, the ESOP was terminated effective December 31, 2003 (see Note 20).

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

13.      EMPLOYEE BENEFITS (Continued)

         Deferred Compensation Plan

         The Bank has a nonqualified Deferred Compensation Plan which provides certain directors and a former key executive with an unfunded, deferred compensation program. Under the plan, eligible participants may elect to defer some or all of their current compensation. Deferred amounts earn interest at a rate adjusted annually based on the prime rate.

         Salary Continuation Plans

         The Company entered into salary continuation agreements to provide six key executives (including former executives), or their designated beneficiaries, with annual benefits for a specified number of years after retirement or death. The expense recognized under these plans for the years ended December 31, 2003, 2002, and 2001 totaled $206,000, $184,000 and $218,000, respectively.

         In connection with these plans, the Company purchased single premium life insurance policies with cash surrender values totaling $6,484,000 and $6,239,000 at December 31, 2003 and 2002, respectively.

14.      OTHER NONINTEREST INCOME AND EXPENSE

         The components of other non-interest income and expense were as follows:

         (DOLLARS IN THOUSANDS)

                                                 YEAR ENDED DECEMBER 31 ,
                                                 ------------------------
                                             2003          2002        2001
                                             ----          ----        ----
Non-deposit investment services income     $    157     $    145     $    174
Gains on sale of OREO                           351          143           14
Earnings on life insurance policies             330          295          280
Other                                           270          405          229
                                           --------     --------     --------
     Total other noninterest income        $  1,108     $    988     $    697
                                           ========     ========     ========

Stationery and supplies                    $    242     $    249     $    214
Telephone expense                               252          266          333
Insurance                                       219          235          197
Attorney fees                                   131          179          166
Directors fees                                  250          238          258
Courier expense                                 206          190          158
Other expense                                 1,746        1,777        1,988
                                           --------     --------     --------
     Total other noninterest expense       $  3,046     $  3,134     $  3,314
                                           ========     ========     ========

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

15.      RELATED PARTY TRANSACTIONS

         During the normal course of business, the Bank enters into loans with related parties, including executive officers and directors. These loans are made with substantially the same terms, including rates and collateral, as loans to unrelated parties. The following is a summary of the aggregate activity involving related party borrowers:

(Dollars in thousands)                         2003                     2002
                                               ----                     ----
Loan balances - beginning of year            $   3,683               $   1,822
Disbursements                                      775                   2,421
Collections                                     (1,331)                   (560)
                                             ---------               ---------
Loan balances - end of year                  $   3,127               $   3,683
                                             =========               =========

Undisbursed commitments                      $     683               $     377
                                             =========               =========

16.      COMPREHENSIVE INCOME

         Comprehensive income includes net income and other comprehensive income or loss. Unrealized gains and losses on the Company's investment securities available-for-sale are included in other comprehensive income. Total comprehensive income and the components of accumulated other comprehensive income are presented on the consolidated statement of changes in shareholders' equity.

         Components of the Company's other comprehensive income (loss) are as follows:

                                                                                            Tax
                                                                            Before        (Expense)       After
(Dollars in thousands)                                                       Tax           Benefit         Tax
                                                                             ---           -------         ---
For the Year Ended December 31, 2003

Other comprehensive loss:
  Unrealized holding losses                                              $   (2,202)     $      993     $   (1,209)
  Less reclassification adjustment for net losses included in
    net income                                                                 (838)            378           (460)
                                                                         ----------      ----------     ----------
        Total other comprehensive loss                                   $   (1,364)     $      615     $     (749)
                                                                         ==========      ==========     ==========

For the Year Ended December 31, 2002

Other comprehensive income:
  Unrealized holding gains                                               $      703      $     (317)    $      386
  Less reclassification adjustment for net losses included in
    net income                                                                  (55)             24            (31)
                                                                         ----------      ----------     ----------
       Total other comprehensive income                                  $      758      $     (341)    $      417
                                                                         ==========      ==========     ==========

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

16.      COMPREHENSIVE INCOME (Continued)

                                                                            Tax
                                                         Before           (Expense)       After
(Dollars in thousands)                                    Tax              Benefit         Tax
                                                          ---              -------         ---
For the Year Ended December 31 , 2001
Other comprehensive income:
  Unrealized holding gains                              $ 1,408            $ (634)       $  774
                                                        =======            ======        ======

17.      DISCLOSURE OF FAIR VALUE OF FINANCIAL INSTRUMENTS

         Disclosures include estimated fair values for financial instruments for which it is practicable to estimate fair value. These estimates are made at a specific point in time based on relevant market data and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering the Company's entire holdings of a particular financial instrument for sale at one time, nor do they attempt to estimate the value of anticipated future business related to the instruments. In addition, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

         Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the fair values presented.

         The following methods and assumptions were used by the Company to estimate the fair value of its financial instruments at December 31, 2003 and 2002.

         Cash and Cash Equivalents

         For these short-term instruments, the carrying value approximates fair value.

         Securities

         For securities held-for-investment purposes, fair values are based on quoted market prices or dealer quotes. If quoted market prices are not available, fair values are estimated using quoted market prices for similar securities and indications of value provided by brokers.

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

17.      DISCLOSURE OF FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

         Loans and Leases

         The fair value of loans and leases is estimated by discounting the future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings for same remaining maturities. The fair value of nonperforming loans and leases is estimated based on allocating specific and general reserves to the various nonperforming loan and lease classifications.

         Cash Surrender Value of Life Insurance Policies

         The fair value of life insurance policies are based on current cash surrender values at each reporting date provided by insurers.

         Deposits

         The fair value of demand deposits, interest-bearing transaction accounts, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated using discounted cash flow analyses using the rates currently offered for deposits of similar remaining maturities.

         FHLB Advances, Other Borrowings and Subordinated Debentures

         The fair value of all debt instruments other than FHLB advances was determined based on the current fair value for like-kind instruments of a similar maturity and structure. FHLB advances were valued based upon the estimated redemption cost at the balance sheet date.

         Interest Receivable and Interest Payable

         For short-term interest receivable and payable, the carrying amount approximates fair value.

         Commitments to Extend Credit and Letters of Credit

         Commitments to extend credit are primarily for adjustable rate loans. For these commitments, there are no differences between the committed amounts and their estimated fair values. Commitments to fund fixed rate loans and letters of credit are at rates that approximate fair value at each reporting date.

         The fair value of fees arising from commitments to extend credit, standby letters of credit, and financial guarantees written are not material.

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

17.      DISCLOSURE OF FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

         The estimated fair values of the Company's financial instruments at December 31, 2003 and 2002 were as follows:

                                       December 31, 2003            December 31, 2002
                                       -----------------            -----------------
                                    Carrying         Fair        Carrying         Fair
(Dollars in thousands)               Amount          Value        Amount         Value
                                     ------          -----        ------         -----
Financial assets:
 Cash and cash equivalents        $   40,460     $   40,460     $   40,046   $   40,046
 Investments                         140,683        140,718        100,239      101,200
 Loans and leases (net)              197,508        199,430        207,896      211,016
 Cash surrender value of life
   insurance policies                  6,484          6,484          6,239        6,239
 Interest receivable                   2,033          2,033          2,070        2,070

Financial liabilities:
 Deposits                         $  341,855     $  344,050     $  306,726   $  310,253
 Federal Home Loan Bank
   borrowings                         15,000         15,782         15,000       15,616
 Other borrowings                                                       80           80
 Junior subordinated
   debentures                         10,310         10,310         10,310       10,310
 Interest payable                      1,429          1,429          1,407        1,407

Off-balance-sheet financial
 instruments:
 Commitments to extend credit     $   57,197     $   57,197     $   56,428   $   56,428
 Standby letters of credit               943            943            572          572

18.      PRIOR PERIOD ADJUSTMENT

         During 2002, the Company discovered an error that occurred in 1999 and 1998 related to the tax treatment of certain dividends on preferred stocks held in its investment portfolio. This adjustment had no effect on previously reported net income in 2001 and 2000. This prior period adjustment is reflected on the balance sheet as an increase in retained earnings and an increase in other assets of $242,000.

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

19.      PARENT ONLY CONDENSED FINANCIAL STATEMENTS

                                  BALANCE SHEET

                           DECEMBER 31, 2003 AND 2002
                             (DOLLARS IN THOUSANDS)

                                                                   2003         2002
                                                                   ----         ----
                 ASSETS

Cash and due from banks                                         $    6,037   $    7,764
Investment in subsidiaries                                          32,043       31,088
Other assets                                                         1,152          608
                                                                ----------   ----------
     Total assets                                               $   39,232   $   39,460
                                                                ==========   ==========

            LIABILITIES AND SHAREHOLDERS' EQUITY

Other liabilities                                               $       86   $       94
Subordinated debentures                                             10,310       10,310
Shareholders' equity                                                28,836       29,056
                                                                ----------   ----------
     Total liabilities and shareholders' equity                 $   39,232   $   39,460
                                                                ==========   ==========

                               STATEMENT OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
                             (DOLLARS IN THOUSANDS)

                                                        2003          2002          2001
                                                        ----          ----          ----
Merger and acquisition expense                       $    (483)
Other expense                                           (1,034)    $    (659)    $    (401)
                                                     ---------     ---------     ---------
Loss before equity in net income of subsidiaries        (1,517)         (659)         (401)
                                                     ---------     ---------     ---------
Equity in net income of subsidiaries:
 Distributed                                             2,284         1,145         1,307
 Undistributed                                           1,726         3,154           338
Income tax benefit                                         575           271           165
                                                     ---------     ---------     ---------
Net income                                           $   3,068     $   3,911     $   1,409
                                                     =========     =========     =========

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

19.      PARENT ONLY CONDENSED FINANCIAL STATEMENTS (Continued)

                             STATEMENT OF CASH FLOW

              FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
                             (DOLLARS IN THOUSANDS)

                                                  2003           2002           2001
                                                  ----           ----           ----
Operating activities:
  Net income                                     $  3,068      $  3,911      $  1,409
  Adjustment to reconcile net income to
    net cash provided by operating activities:
     Undistributed earnings of subsidiaries        (1,726)       (3,154)         (338)
     Depreciation and amortization                     69            11
     Decrease in other operating assets              (302)         (147)         (480)
     Decrease (increase) in other
       operating liabilities                           (8)          (98)          190
                                                 --------      --------      --------
       Net cash provided by operating
         activities                                 1,101           523           781
                                                 --------      --------      --------
Investing activities:
  Investment in subsidiaries                                       (310)
  Purchases of premises and equipment                                (4)
                                                 --------      --------      --------
     Net cash used in investing activities                         (314)
                                                 --------      --------      --------
Financing activities:
  Issuance of subordinated debentures                            10,310
  Stock options exercised                             587           189           127
  Repurchase of common stock                       (2,361)       (2,047)
  Cash dividends                                   (1,054)         (944)         (895)
  Cash paid in lieu of fractional shares                            (10)          (12)
                                                 --------      --------      --------
     Net cash (used in) provided
         by financing activities                   (2,828)        7,498          (780)
                                                 --------      --------      --------
     (Decrease) increase in cash and
         cash equivalents                          (1,727)        7,707             1
Cash and cash equivalents, beginning of year        7,764            57            56
                                                 --------      --------      --------
Cash and cash equivalents, end of year           $  6,037      $  7,764      $     57
                                                 ========      ========      ========

                 CALIFORNIA INDEPENDENT BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

20.      SUBSEQUENT EVENT

         On August 11, 2003, the Company entered into a Definitive Agreement and Plan of Merger (the "Definitive Agreement") with Humboldt Bancorp. Under the terms of the Definitive Agreement, the Company will merge into Humboldt Bancorp and Feather River State Bank will merge into Humboldt Bank, although it will operate as a division of Humboldt Bank retaining its local identity. The companies obtained all required regulatory and shareholder approvals in December 2003 and the merger was consummated on January 6, 2004. Merger expenses, principally investment banking and other professional fees, totaled $483,000 for the year ended December 31, 2003.

         Humboldt Bancorp will issue approximately 2.9 million shares and pay $29.8 million in cash for the outstanding common shares of the Company in accordance with the terms of the Definitive Agreement. The Company's shareholders will receive either $38.79 in cash or 2.1965 Humboldt shares for each share held of the Company, subject to their elections and pro-ration. The aggregate consideration is comprised of approximately 63% stock and 37% cash, and the total transaction value is approximately $81 million.

         Under terms of the agreement, the Company terminated its stock option, ESOP and 401 (k) plans as of the effective date of the merger. On January 6, 2004, the Company recorded compensation expense totaling $4.7 million to provide cash settlements of outstanding and fully vested stock options and all unallocated shares attributable to its ESOP were allocated to participants under terms of the plan.